

<ARTICLE>                     5
<LEGEND>
This  schedule   containes   summary   financial   information   extracted  from
Consolidated Balance Sheets as of June 30, 1998 and the Consolidated  Statements
of  Operations  for the three  months  and six  months  ended  June 30,  1998 as qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                                  6-MOS
<FISCAL-YEAR-END>                              DEC-31-1998
<PERIOD-END>                                   JUN-30-1998
<CASH>                                            47,846
<SECURITIES>                                           0
<RECEIVABLES>                                    109,830
<ALLOWANCES>                                           0
<INVENTORY>                                       17,257
<CURRENT-ASSETS>                                 271,719 <F1>
<PP&E>                                            27,538
<DEPRECIATION>                                   (17,866)
<TOTAL-ASSETS>                                   383,664 <F2>
<CURRENT-LIABILITIES>                            222,880
<BONDS>                                           66,434
<PREFERRED-MANDATORY>                             31,605
<PREFERRED>                                          100
<COMMON>                                           5,506
<OTHER-SE>                                             0
<TOTAL-LIABILITY-AND-EQUITY>                     383,664 <F3>
<SALES>                                                0
<TOTAL-REVENUES>                                 507,593
<CGS>                                                  0
<TOTAL-COSTS>                                    482,767
<OTHER-EXPENSES>                                    (438)
<LOSS-PROVISION>                                       0
<INTEREST-EXPENSE>                                (4,301)
<INCOME-PRETAX>                                    5,723 <F4>
<INCOME-TAX>                                         390
<INCOME-CONTINUING>                                5,333
<DISCONTINUED>                                         0
<EXTRAORDINARY>                                        0
<CHANGES>                                              0
<NET-INCOME>                                       5,333
<EPS-PRIMARY>                                        .46
<EPS-DILUTED>                                        .46

<F1> Includes Equity in Construction Joint Ventures of $70,160, Unbilled Work of
     $20,728, and Other Short-Term Assets of $5,898, not currently reflected in this tag list.

<F2> Includes  investments  in and  advances  to Real Estate  Joint  Ventures of
     $84,779, Land Held for Sale or Development of $13,383, and Other Long-Term Assets of $4,111, not currently reflected in this tag list.

<F3> Includes Deferred Income Taxes and Other  Liabilities of $14,565,  Minority
     Interest of $1,064, Paid-In Surplus of $52,216, Retained Deficit of $(9,961), ESOT Related Obligations of $(1,501), Treasury Stock of $(1,477), and Stock Purchase Warrants of $2,233.


<F4> Includes  General,  Administrative  and Selling Expenses of $(14,364),  not
     currently reflected on this tag list.

